SECURTIES AND EXCHANGE COMMISION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  March 8, 2004

                    ATLANTIS BUSINESS DEVELOPMENT CORPORATION

             (exact name of registrant as specified in its charter)

Delaware                             0-16286                    95-4082020
(State or other jurisdiction       (Commission                  (IRS Employer
of incorporation)                  File Number)                 Indent. No.)

       54 Broad Street, Suite 200B
       Red Bank, NJ                                             07701
       (Address of principal executive offices)                (Zip code)

               Registrant's telephone number, including area code

                                  732-212-1133

                               MEDPLUS CORPORATION
          (Former name or former address, if changed since last report)

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Item 1. Resignation of the President of the company.

     Effective March 3, 2004 John Leo resigned as President and Chief Executive Officer of the registrant to devote more time to his consulting practice. The Board of Directors of the Company appointed Brian Zucker to fill this position. Mr. Leo remains on the Board of Directors of the registrant and will be an active part of the management team.
     Mr. Zucker was previously President and Chief Executive Officer of the Company. He is a CPA and possesses various NASD licenses. He has over 17 years experience as a Certified Public Accountant and began his career as a Senior Consultant at both Price Waterhouse and Deloitte Haskins and Sells. He holds a Bachelor's degree in Public Accounting from Pace University in New York. He is a member of the American Institute of Certified Public Accountants and New York State Society of CPA's. NASD licenses include series 7, 63, 24, and 27.


                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Corporations has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    ATLANTIS BUSINESS DEVELOPMENT CORPORATION

Date:       March 8, 2004                   By:       /s/ Brian Zucker
                                               ---------------------------------
                                                    Brian Zucker
                                                    Chief Executive Officer

Date:       March 8, 2004                   By:     /s/ Tim DeHerrera
                                               ---------------------------------
                                                   Tim DeHerrera
                                                   Secretary